Zayo GROUP to acquire Abovenet

Combination Will Create A Leading Pure-Play Bandwidth Infrastructure Provider

LOUISVILLE, CO and WHITE PLAINS, NY – March 19, 2012 – Zayo Group, LLC and AboveNet, Inc. (NYSE: ABVT) today announced that their boards of directors have approved a definitive agreement under which Zayo will acquire AboveNet for approximately $2.2 billion. Under the terms of the agreement, each share of AboveNet common stock issued and outstanding immediately prior to the transaction will be entitled to receive $84.00 per share in cash, representing a 13% premium over AboveNet’s closing price on March 16, 2012 and a 21% premium over the average closing stock price for the past 60 days.

“AboveNet and Zayo’s business models are closely aligned with a disciplined focus on high bandwidth fiber-based communications services for enterprises, government and carrier customers,” said Dan Caruso, President and CEO of Zayo Group. “We have admired AboveNet’s business model and results and believe the combination will create value for customers, employees and investors.”

“Over the last 5 years Zayo has acquired a very impressive set of fiber infrastructure assets,” said Bill LaPerch, President and CEO of AboveNet. “The combination of AboveNet’s and Zayo’s assets creates a dense fiber footprint throughout North America and Europe for a bandwidth hungry world. This new company will be uniquely qualified to meet the expanding needs of enterprise and carrier customers.”

As part of the transaction, GTCR, a leading Chicago-based private equity firm, will make an equity investment in Zayo. “We have been looking for opportunities to make investments in the bandwidth infrastructure space and believe the exceptional leadership and assets of the combined company creates an excellent opportunity for our firm,” said Phil Canfield, Principal at GTCR. In addition to GTCR’s new investment, Charlesbank Capital Partners, a current Zayo investor, will make an additional investment in the company.

This transaction is not subject to any financing conditions.  Morgan Stanley Senior Funding, Inc. and Barclays have committed to provide Zayo Group, LLC with sufficient committed debt financing that together with equity commitments from GTCR and Charlesbank Capital Partners will allow Zayo to consummate the acquisition and repay or refinance certain existing indebtedness of Zayo and AboveNet.

The definitive agreement contains a 30-day “go-shop” provision, whereby AboveNet has the right to solicit and enter into discussions with respect to alternative acquisition proposals until April 17, 2012, subject to extension to May 2, 2012 under certain circumstances. There can be no assurance that this process will result in a superior proposal, and the definitive agreement provides Zayo certain rights to match any such proposal. AboveNet does not intend to disclose developments with respect to the solicitation process unless and until its Board of Directors has made a decision with respect to any alternative proposals it receives.

J.P. Morgan acted as lead financial advisor to AboveNet with Moelis & Company LLC acting as co-advisor. Moelis & Company LLC will lead the go-shop process with J.P. Morgan acting as co-advisor. Wiggin and Dana LLP is serving as AboveNet’s legal advisor. Willkie Farr & Gallagher LLP is serving as legal counsel to AboveNet’s Board of Directors.

Latham & Watkins LLP and Gibson Dunn & Crutcher LLP are serving as GTCR’s and Zayo’s legal advisors, respectively.

The transaction, subject to customary approvals, is expected to close in mid 2012.

For further information regarding all terms and conditions contained in the definitive merger agreement, please see AboveNet’s Current Report on Form 8-K in connection with this transaction, which will be filed later today.

About Zayo

Based in Louisville, Colo., privately owned Zayo Group (www.zayo.com) is a national provider of fiber-based bandwidth infrastructure and network-neutral colocation and interconnection services. Zayo serves wireline and wireless carriers, data centers, internet content and services companies, high bandwidth enterprises as well as federal, state and local government agencies. Zayo provides these services over regional, metro, national and fiber-to-the-tower networks. Zayo’s network assets include over 45,000 route miles, covering 42 states plus Washington D.C. Additionally, Zayo has approximately 5,200 buildings and 2,300 cell towers on-net, and over 94,000 square feet of billable colocation space. Zayo was recently named one of the Denver-areas Fastest Growing Private Companies by the Denver Business Journal.

About AboveNet
AboveNet, Inc. is a leading provider of high bandwidth connectivity solutions for businesses and carriers. Its private optical network delivers key network and IP services in and among top U.S. and European markets. AboveNet's network is widely used in demanding markets such as financial and legal services, media, health care, retail and government.

Important Information

In connection with the proposed transaction, AboveNet will prepare a proxy statement for its stockholders to be filed with the Securities and Exchange Commission (the “SEC”). The proxy statement will contain information about AboveNet, the proposed transaction and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE TRANSACTION. In addition to receiving the proxy statement from AboveNet by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about AboveNet, without charge, from the SEC’s website at www.sec.gov or, without charge, from AboveNet’s website at www.abovenet.com or by directing such request to AboveNet, Inc., 360 Hamilton Avenue, White Plains, New York 10601.

AboveNet and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding AboveNet’s directors and executive officers is available in AboveNet’s 2011 Annual Report on Form 10-K, which was filed with the SEC on February 29, 2012. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements Relating to AboveNet

Statements made in this press release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. AboveNet cannot assure you that the future results expressed or implied by the forward-looking statements will be achieved. Such statements are based on the current expectations and beliefs of the management of AboveNet, Inc. and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain AboveNet's shareholder approval or the failure to satisfy other conditions to completion of the merger, including receipt of regulatory approvals, industry competition, pricing and macro-economic conditions and the AboveNet's financial and operating prospects. AboveNet's business could be materially adversely affected and the trading price of AboveNet's common stock could decline if these risks and uncertainties develop into actual events. AboveNet cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. AboveNet undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. A more detailed discussion of factors that may affect AboveNet's business and future financial results is included in the AboveNet's SEC filings, including, but not limited to, those described in “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in AboveNet's Annual Report on Form 10-K for the year ended December 31, 2011.

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Media Contacts

Zayo Group
Megan Rainey
877.437.5046
IR@zayo.com

Jaymie Scotto & Associates
866.695.3629
pr@jaymiescotto.com

AboveNet
Jeffrey Garte
914.421.6700
jgarte@above.net

Lippert/Heilshorn & Associates, Inc

Jody Burfening
212-838-3777
jburfening@lhai.com